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                            SCHICK TECHNOLOGIES, INC.


                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT (the "Agreement") is made and entered into this 25th day of February, 1999, by and between Schick Technologies, Inc. (hereinafter referred to as "Schick Technologies," "Schick" or "Company"), a Delaware Corporation with a business address of 31-00 47th Avenue, Long Island City, NY 11101, and George
C. Rough, Jr. (hereinafter referred to as "Employee"), residing at 133 MacGregor Drive, Stamford, Connecticut 06902.


                                   WITNESSETH:


     WHEREAS, Schick Technologies wishes to employ Employee as Chief Financial Officer and Vice President of the Company; and

     WHEREAS, Employee wishes to be so employed.

     NOW THEREFORE, in consideration of the premises, of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     I    Employment

     Schick Technologies hereby employs Employee and Employee hereby agrees to be employed, commencing March 1, 1999, as Chief Financial Officer and Vice-President of the Company upon the terms and conditions herein set forth. Employee shall report to the Company's Chief Executive Officer and shall be responsible for oversight and administration of the Company's finances and financial affairs, and any other responsibilities and duties that may be assigned to him customarily appertaining to the role of Chief Financial Officer and Vice President, from time to time by the Company's Chief Executive Officer or Board of Directors of the Company. Employee agrees to devote his reasonable best diligence and his full time to the performance of his duties hereunder. Employee's principal place of


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employment shall be at the Company's headquarters in Long Island City, New York;
Employee shall travel as reasonably required in the performance of his duties hereunder.

II   Term

     Employee's term of employment shall be for an initial term of three (3) years commencing on March 1, 1999 (the "Initial Term"). This Agreement and Employee's employment thereunder shall be renewable thereafter on a year-to-year basis (each a "Renewal Term"), unless either party gives 60 days written notice of termination before the end of the then-current term.

III  Compensation & Benefits

     Schick Technologies shall pay Employee, as full consideration for the services to be rendered hereunder, compensation consisting of the following:

     (1) Annual Base Salary of $240,000, payable bi-monthly or in accordance with any other payment schedule as may be adopted generally for the payment of the Company's payroll. Employee shall be eligible for annual merit, or cost-of-living increases as may be determined by the Company's Chief Executive Officer, subject to approval by the Executive Compensation Committee of the Board of Directors;

     (2) "Sign-On" Bonus of $150,000, payable with Employee's initial Company paycheck;

     (3) Guaranteed Annual Bonus of $40,000, payable at or about the end of each fiscal year of employment hereunder, commencing April 1, 1999; Employee shall also be eligible for annual merit bonuses in amounts greater than $40,000, as may be determined by the Company's Chief Executive Officer, subject to approval by the Executive Compensation Committee of the Board of Directors;

     (4) 100,000 Incentive Stock Options to be granted upon commencement of employment under the Schick Technologies 1996 Employee Stock Option Plan, as amended ("ESOP"). The exercise price of said options shall be the fair market value of the Company's stock, as determined by the Company's Board of Directors, on the date Employee commences employment hereunder. Said options shall become exercisable in 25% increments on, respectively, March 1, 2000, March 1, 2001, March 1, 2002, and March 1, 2003;

     (5) Immediate vesting of said Stock Options in the event that, and at such time as, Schick Technologies has a change in control or is acquired by another entity or company. (For purposes of this Agreement, "control" is defined as any event or circumstance that would require disclosure pursuant to Item 1 of Form 8-K, or any comparable requirement of the Securities and Exchange Commission.);

     (6) Employment benefits generally provided to Schick employees, including medical and dental insurance, on terms and in amounts no less favorable than provided for other Schick employees similarly employed; and


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     (7)  Fifteen  (15)  business  days  per year for  vacation  time,  and five business days per year for sick or personal leave, during which times Employee will be compensated the normal pro-rated portion of his base salary.

IV   Termination For Cause

     This Agreement may be terminated immediately by the Company in the event that a majority of the Company's Board of Directors (i) determines that any one of the following events has occurred, and (ii) votes in favor of said termination:

     (1) that Employee is guilty of fraud, dishonesty, or other acts of misconduct in his rendering of services for or on behalf of the Company;

     (2) that Employee materially fails or refuses to faithfully or diligently perform his duties or responsibilities hereunder.

V    Severance

     (1) In the event that Employee is terminated from employment hereunder without cause within twelve (12) months of any change in control of the Company, Employee shall receive, in a lump-sum payment upon termination, all amounts (including base salary and bonus) to be paid to him hereunder during the remainder of the Initial Term or any Renewal Term, but in no event shall he receive less than the amounts paid to him hereunder during the twelve (12) months prior to said termination;

     (2) In the event that Employee is otherwise terminated by the Company from employment hereunder without cause, Employee shall receive, in a lump-sum payment upon termination, all amounts (including base salary and bonus) to be paid to him hereunder during the remainder of the Initial Term or any Renewal Term.

VI   Non-Disclosure

     (1) Employee recognizes that the Company possesses and will continue to possess non-public information that has been created, discovered, developed, or otherwise become known to it, and/or in which property rights have been assigned or otherwise conveyed to it, which information has commercial value in the business in which it is engaged or may become engaged. All of the aforementioned information is hereinafter called "Proprietary Information."

     (2) By way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, structures, formulas, data, know-how, improvements, inventions, product concepts, techniques, marketing plans, strategies, forecasts, customer lists and information about the Company's employees and/or consultants.

     (3) At all times, both during Employee's employment by the Company and after its termination, Employee shall keep in confidence and trust all Proprietary Information, and Employee shall not use or disclose any Proprietary Information or anything directly relating to it without the written consent of the Chief Executive Officer of the Company, except as may be necessary in the


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          ordinary course of Employee's  performing his duties as an employee of the Company and only for the benefit of the Company.

VII  Non-Solicitation

     During the period of the Employee's employment by the Company, and for a period of twelve months following the termination of the Employee's Employment with the Company for cause (as defined in Paragraph IV of this Agreement), Employee shall not, directly or indirectly, without the prior written consent of the Company (a) solicit or induce any employee of the Company to leave his or her employment; or (b) hire for any purpose any employee of the Company or any employee who has left such employment within the previous six months; or (c) solicit or accept the business for any competing products of any party who was a client or customer of the Company at any time during the term of Employee's employment hereunder.

VIII Non Competition

     During the period of Employee's employment by the Company and for a period of twelve months following the termination of the Employee's Employment with the Company for cause (as defined in Paragraph IV of this Agreement), Employee shall not, directly or indirectly, engage or become interested in any way (whether as an owner, stockholder, partner, lender, investor, director, officer, employee, consultant or otherwise) in any activity, business or enterprise, located within the geographical area of the United States or Canada, that is competitive with any significant part of the business conducted by the Company or as contemplated to be conducted by it [which, for purposes of this Paragraph VI, shall be deemed to be competitive if it involves predominantly similar types of products or services and is directed at predominantly similar types of customers as any business of the Company (except that ownership of not more than 5% of the outstanding securities of any class of any corporation that are listed on a national securities exchange or traded in the over-the-counter market shall not be considered a breach of this Paragraph VIII)].

IX   Miscellaneous Provisions

     (1) Acknowledgments and Affirmations: Employee recognizes, understands, agrees and acknowledges that the Company has a legitimate and necessary interest in protecting its goodwill and Proprietary Information. Employee further affirms, represents, and acknowledges that in the event of Employee's termination of employment with the Company, Employee's experience and capabilities are such that the enforcement of this Agreement will not prevent him from obtaining employment in another line of business different from that carried on by the Company and permitted under this Agreement. Employee further affirms, represents and acknowledges that Employee has received good and valuable consideration for entering into this Agreement.

     (2) Remedies for Breach. Employee agrees that any breach of this Agreement by Employee would cause irreparable damage to the Company and that, in the event of such breach, the Company shall have, in addition to any and all remedies at law, the right to an injunction, specific performance or other equitable relief to prevent or redress the violation of Employee's obligations hereunder.


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     (3)  Separability.  If any provision hereof shall be declared unenforceable
          for  any   reason,   such   unenforceability   shall  not  affect  the
          enforceability of the remaining provisions of this Agreement. Further, such provision shall be reformed and construed to the extent permitted by law so that it would be valid, legal and enforceable to the maximum extent possible.

     (4) Applicable Law. Any dispute arising under or related in any manner to this Agreement or to Employee's employment by the Company or to the termination of said employment shall in all respects be governed by, adjudicated, construed and enforced in accordance with the laws of the State of New York.

     (5) Jurisdiction and Venue. Employee irrevocably and unconditionally submits to the exclusive jurisdiction of any United States federal or state court sitting in New York in any action or proceeding relating in any manner to this Agreement or to Employee's employment by the Company or to the termination of said employment. Further, Employee irrevocably and unconditionally agrees that all claims relating in any manner to this Agreement or to Employee's employment by the Company or to the termination of said employment may be heard and determined in any such court and waives any objection Employee may now or hereafter have as to venue of any such action or proceeding brought in such court or the fact that such court is an inconvenient forum.



SCHICK TECHNOLOGIES, INC.                   GEORGE C. ROUGH, JR.

31-00 47TH Avenue
Long Island City, NY 11101

By:    /s/ David Schick                      /s/ George C. Rough, Jr.
      ------------------------------------  -----------------------------------
                                            (signature)
Title: President and CEO
      ------------------------------------

Date:    2/25/99                             Date: 2/25/99
      ------------------------------------  -----------------------------------



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